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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2005

CHINA GRANITE CORPORATION.
(Exact name of Registrant as specified in charter)

FLORIDA	0-30516	88-0448920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2642 Collins Avenue, Suite #305, Miami Beach, Florida		33140
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(305) 534-1684

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

ITEM 8.01 - OTHER EVENT

China Granite's Quarries Reopened

The Mining Management office, the Security & Inspection office, and the Environment Protection Office of Shandong Province, PRC (the "Mining Management Office") inspected both of China Granite's mines and have cleared the company to resume operations.

As previously announced by China Granite, on March 20, 2005 the Mining Management Office instructed its Laizhou branch to close all mines under its jurisdiction until safety inspections could be conducted of each mine in the region before allowing mining operations to resume. This was due to a rockslide caused by unauthorized mining which resulted in the deaths of 16 miners in the region. Two of China Granite's mines located in a different area in the region to that of the event were closed as a result of this mandate. In conjunction with these safety inspections, the Provincial authorities are attempting to close all illegal mines operating in the area.

China Granite is fully permitted, maintains a safety policy and is conscientious of its responsibility to its employees. Safety inspections are carried out daily by the quarry masters before work begins, and strict rules are in place to halt work during inclement weather. To date, China Granite has had an accident free record at both mines.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

The following exhibits are furnished in accordance with Item 601 of Regulation S-B:
Exhibit No.
99.1	Press Release Dated August 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GRANITE CORPORATION

By:

/s/ Costas Takkas
_________________________________
Costas Takkas, CFO & Director

Dated: September 6, 2005